EXHIBIT 10.64

                         AMERUS LIFE INSURANCE COMPANY
                AND AMERUS PROPERTIES, INC. SERVICING AGREEMENT


      THIS AGREEMENT is made and entered into this 5th day March, 1997, by and between AMERUS LIFE INSURANCE COMPANY, an Iowa corporation, with its principal office at 611 Fifth Avenue, Des Moines, Iowa 50309 (hereinafter "ALIC"), and AMERUS PROPERTIES, INC., an Iowa corporation, with its principal office at 699 Walnut Street, Suite 1700, Des Moines, Iowa, 50309-3945 (hereinafter "API").

                              W I T N E S S E T H:

     WHEREAS, ALIC desires to have API service certain commercial loans now owned by ALIC which fall or may fall during the term of this Agreement within the categories described in Article 4 ("Mortgages"), and to have API perform asset management services on real estate described on Exhibit "A" ("Real Estate"); and

     WHEREAS, API is prepared to provide such services to ALIC on the basis described in this Agreement.

     NOW, THEREFORE, in consideration of mutual promises, covenants and agreements herein contained, and for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     ARTICLE 1.   LOAN SERVICES

     API will provide the following services relating to mortgages held by ALIC as investments, and relating to those agreements where ALIC has contracted to service commercial mortgage loans for external investors:

     1.   Ensure compliance with mortgage loan documents:   API will monitor all
          mortgages to ensure that ALIC's collateral position is not diminished and that all borrowers are in compliance with the loan documents.
          This will include monitoring that P&I is received in a timely manner, tax payments are current, insurance coverage is in force and that UCC filings are current. API will deliver written notices to borrowers regarding adjustments of mortgage loan terms in accordance with the loan documents relating to interest rate changes and loan defaults.
          In the event that a mortgage loan comes into, and continues to be in default or bankruptcy, API will undertake the necessary legal remedies on behalf of and in the name of ALIC.

     2. Ensure compliance with the various servicing agreements: API will ensure that ALIC is in compliance with all requirements of the various servicing agreements with external investors. This includes the Pooling and Servicing Agreements ("PSA's") relating to the various Real Estate Mortgage Investment Conduits ("REMIC's") that were issued by ALIC.

     3.   Portfolio Management:   API will be responsible for handling the
          portfolio management for the commercial mortgages owned and serviced by ALIC, including property inspections, analysis of operating statements, rent rolls, and handling loan maturities. Additionally, API will be responsible for mortgage refinancing, loan workouts, sale transactions, and foreclosures.

     4.   Accounting & Reporting:   API will handle all collections,
          distributions, accounting and reporting as it relates to commercial mortgages serviced on behalf of ALIC. This will include payments for principal and interest, tax and insurance escrows, maturities and fees. API will be responsible for all statutory reporting for mortgage loans. Additionally, API will be responsible for providing ALIC with the requested mortgage information for credit rating reviews, and for internal management reporting.

                               ARTICLE 2.   TERM.

     The term of this Agreement will commence January 1, 1997, and will renew annually, unless upon sixty (60) days prior written notice, one party notifies the other of its election to terminate this Agreement.

                ARTICLE 3.    AMERUS PROPERTIES, INC.'s CONTROL

     API will have uninterrupted control over the day-to-day operation of the Mortgages and Real Estate, and will manage them in the best interest of ALIC.

                   ARTICLE 4.    LOAN SERVICING COMPENSATION

     ALIC will pay for the services provided under this Agreement by the tenth
(10th) day of each month for the current month's services. Calculation of compensation and other reimbursable amounts are as follows:

     Monthly Servicing Fees:

          Current month servicing fee equal to one-twelfth (1/12th) of an amount equal to the sum of the following, calculated as of the first (1st) day of the month for which such payment is to be made:

             Internal Watch List                15 bp      X    Book Value



             Other Loans

                  External Watch List Loans          25 bp X   Book Value

             Problem Loans

                  Delinquency greater than 60 days         50 bp    X    Book
Value
                  In the Process of Foreclosure      75 bp X   Book Value

             Performing and Restructured Loans       A Flat Monthly Fee of
$31,000.00

             Refinancing/Extension Fees

                  100% of fees collected by any affiliated company

             Late Fees

                  50% of fees collected

             Other Reimbursable Amounts:

                  Direct payments made by API on behalf of ALIC to taxing authorities, insurance companies, inspection or appraisal firms, reasonable travel expenses of API staff, legal fees, etc.

                             ARTICLE 5.   REMEDIES.

   If API or ALIC fail to perform under this Agreement, either party, upon five
(5) days written notice, may terminate this Agreement and are entitled to utilize any and all remedies and actions at law or in equity available to them and will be entitled to obtain a judgment for costs and attorney fees as permitted by law.

                              ARTICLE 6.  NOTICES.

   All notices, demands, consents or requests which are either required or desired to be given or furnished hereunder will be in writing and will be deemed to have been properly given if delivered personally, by overnight commercial carrier or sent by United States registered or certified mail, postage paid, return receipt requested, to the address of the party's hereinabove set out.
By notice, in complying with this section, each party may from time to time change the address to be subsequently applicable to it for the purpose of this section. Such notice will be effective on receipt if by personal delivery or by overnight commercial courier, and on the earlier of actual receipt or three
(3) days following mailing if sent by mail.

            ARTICLE 7.    RELATIONSHIP, AUTHORITY AND FURTHER ACTION.

   API and ALIC will not be construed as joint venturers or partners of each other and neither will have the power to bind nor obligate the other except as set forth in this Agreement. API is, however, clothed with and granted such additional authority and powers as may be necessary to carry out the spirit and intent of this Agreement.

   API is authorized to make, enter into and perform in the name of, for the account of, on behalf of and at the expense of ALIC, any contracts and agreements deemed necessary by API to carry out and place in effect the terms and conditions of this Agreement except API will have no right to encumber the title of the Real Estate or enter into any contract or agreement in excess of Fifteen Thousand and No/100 Dollars ($15,000.00), without the express prior written approval of ALIC.

   API and ALIC agree to take all reasonable actions necessary to comply with the provisions of this Agreement and the intent hereof.

   ARTICLE 8.   APPLICABLE LAW.

   The interpretation, validity and performance of this Agreement will be governed by the laws of the State of Iowa. If any of the terms and provisions hereof will be held invalid or unenforceable for any reason, such validity or unenforceability will in no event affect any of the other terms or provisions hereof, all such other terms and provisions to be valid and enforceable to the fullest extent commended by law; provided, however, if in any event any material part of ALIC's obligations under this Agreement will be declared invalid or unenforceable, API will have the option of terminating this Agreement.

                     ARTICLE 9.    SUCCESSORS AND ASSIGNS.

   All provisions hereof will inure to and bind the respective successors and assigns of the parties hereto.

   IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement effective the day and year first above written.

                       AmerUs Life Insurance Company
                            /s/ Thomas C. Godlasky
                       By:  --------------------------------------------
                            Thomas C. Godlasky, Executive Vice President
                            and Chief Investment Officer

                       AmerUs Properties, Inc.
                            /s/ Roger W. Langpaul
                       By:  --------------------------------------------
                            Roger W. Langpaul, Vice President



                                ACKNOWLEDGMENTS

STATE OF IOWA     )
             )  SS.:
COUNTY OF POLK    )

   On this 5th day of March, 1997, before me, a Notary Public in and for the State of Iowa, personally appeared Thomas C. Godlasky, to me personally known, who, being by me duly sworn, did say that he is the Executive Vice President and Chief Investment Officer of AmerUs Life Insurance Company, an Iowa corporation, and he acknowledged to me that he executed the same for purposes and consideration therein expressed, in the capacity therein stated, and as the voluntary act and deed of said corporation.

                            -----------------------------------------
                            ------------------------, Notary Public
                            in and for the State of Iowa.



STATE OF IOWA     )
             )  SS.:
COUNTY OF POLK    )

   On this 5th day of March, 1997, before me, a Notary Public in and for the State of Iowa, personally appeared Roger W. Langpaul, to me personally known, who, being by me duly sworn, did say that he is a Vice President of AmerUs Properties, Inc., an Iowa corporation, and he acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the voluntary act and deed of said corporation.

                            --------------------------------------
                            ------------------------, Notary Public
                            in and for the State of Iowa.